EXHIBIT (h)(5)

AMENDED AND RESTATED

FEE WAIVER AND EXPENSE CAP AGREEMENT

AMENDED AND RESTATED FEE WAIVER AND EXPENSE CAP AGREEMENT is made as of this 2nd day of May, 2011 (as may be amended, modified, supplemented and in effect from time to time, the Agreement) by and among each of the investment companies (each a Registrant), on behalf of its underlying series, as listed in Schedule A (the term “Fund” is used to refer to either a Registrant or a series, as the context requires), and each of Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (CMIA), Columbia Management Investment Distributors, Inc., a Delaware corporation (CMID), and Columbia Management Investment Services Corp., a Minnesota corporation (CMISC) (CMIA, CMID, and CMISC, collectively referred to as the Service Providers).

WHEREAS, the Registrants are each open-end investment companies registered under the Investment Company Act of 1940, as amended;

WHEREAS, pursuant to separate agreements (i) CMIA, an investment adviser registered under the Investment Advisers Act of 1940, serves as investment adviser to each of the Funds, (ii) CMIA serves as administrator to each of the Funds, (iii) CMID serves as distributor and shareholder servicing agent to the Funds, and (iv) CMISC serves as transfer agent to the Funds;

WHEREAS, the parties have entered into a Fee Waiver and Expense Cap Agreement dated as of March 2, 2011 (as amended, modified, supplemented and in effect from time to time, the “Original Agreement”), pursuant to which the Service Providers agreed to waive certain fees and reimburse certain expenses pursuant to the terms and conditions set forth therein;

WHEREAS, the parties wish to amend and restate the Original Agreement in its entirety as set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree that as of the date hereof the Original Agreement shall be amended and restated in its entirety as set forth below:

1. Fee Waivers. The parties hereby agree that the Service Providers shall waive fees (each a Fee Waiver) payable to them under their separate agreements with the Funds to the extent reflected for each Fund, as set forth in Schedule B attached hereto.

2. Expense Cap Setting Methodology. Unless otherwise agreed to by the parties, each Fund shall be subject to a fee cap (each a Fee Cap) such that the ratio of Covered Expenses (defined below) to net assets of the Fund’s Class A shares (or such other class as may be agreed by the parties) (the Specified Class) for a defined period agreed to by the parties (a Covered Period) shall not exceed the median expense ratio of the Fund’s peer group for such Specified Class, as reported by Lipper, Inc. as of a date agreed to by the parties (the Median Ratio) (or such lower expense ratio as may be agreed by the parties) and also such that the ratio of Covered Expenses to net assets of the Fund’s other classes shall not exceed the amounts set by reference to the Median Ratio pursuant to a methodology mutually agreed upon by the parties. Further, unless otherwise agreed to by the parties, no Fee Cap shall be required for a Fund for any Covered Period if the ratio of Covered Expenses to net assets of the Specified Class for the last fiscal year was less than the Median Ratio.

3. Limitation of Total Operating Expense Ratios. The parties hereby agree that the Service Providers shall waive any fees payable to them under their separate agreements with the Funds or reimburse other expenses of the Funds to the extent necessary to ensure that the ratio of Covered Expenses to net assets of each class of shares of a Fund does not exceed the Fee Cap for such class for the Covered Period, as set forth in Schedule C attached hereto.

4. Covered Expenses. “Covered Expenses” include all expenses incurred directly by a Fund that are required to be included as an expense in a Fund’s Form N-1A Fee Table, but exclude: taxes (including foreign transaction taxes), expenses associated with investment in other pooled investment vehicles (including exchange traded funds and other affiliated and unaffiliated mutual funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, extraordinary expenses, and any other expenses the exclusion of which may from time to time be deemed appropriate as an excludable expense and specifically approved by the applicable Registrant’s Board of Trustees/Directors (each a Board). Additionally, for certain identified on Schedule A, Covered Expenses exclude investment management services fees. Covered Expenses shall reflect the application of any balance credits made available by the Funds’ custodian and any custodial charges relating to overdrafts.

5. Allocation of Fee Waivers or Expense Reimbursements. Except where a specific Fee Waiver is set forth on Schedule B, fee waivers or expense reimbursements shall be allocated among the Service Providers in their discretion. In all instances, fee waivers and expense reimbursements shall be made in a manner that is not inconsistent with the Fund’s multi-class plan.

6. Term and Termination. Except as noted above or otherwise agreed to by the parties, a Fee Cap for each class of each Fund for a Covered Period of one year from the expiration of the previous Covered Period shall be established under this Agreement in the manner set forth above (i.e., by reference to the Median Ratio). The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, shall, unless earlier terminated by the Board of a Fund in its sole discretion, expire on the date noted on such Schedule. The Fee Waivers and Fee Caps contemplated in Schedules B and C, respectively, may be adjusted from time to time by the mutual agreement of the parties. Either party may terminate the Agreement with respect to a Fund upon 60 days’ notice to the relevant Board, to take effect upon the expiration of the then-effective Covered Period.

7. Entire Agreement; Modification; Amendment. This Agreement constitutes the entire agreement of the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the enforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Fund and shall be treated as separate and independent from such provision or agreement with respect to each of the other Funds. No modification or amendment of this Agreement shall be binding unless in writing and executed by the parties affected thereby except that Schedules B and C will be updated and maintained by CMIA on an ongoing basis to reflect the adjusted Fee Caps and term extensions that are mutually agreed upon by the parties hereto from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I
COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC
Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Treasurer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Beth Ann Brown
Name:	Beth Ann Brown
Title:	Senior Vice President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Stephen T. Welsh
Name:	Stephen T. Welsh
Title:	President

SCHEDULE A

List of Registrants and Funds

As of May 2, 2011

Columbia Funds Series Trust

Columbia California Intermediate Municipal Bond Fund

Columbia Convertible Securities Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia Global Value Fund

Columbia International Value Fund

Columbia Large Cap Core Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Value Fund

Columbia LifeGoal® Balanced Growth Portfolio

Columbia LifeGoal® Growth Portfolio

Columbia LifeGoal® Income and Growth Portfolio

Columbia LifeGoal® Income Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico Focused Equities Fund

Columbia Marsico Global Fund

Columbia Marsico Growth Fund

Columbia Marsico International Opportunities Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Masters International Equity Portfolio

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Multi-Advisor International Equity Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Overseas Value Fund

Columbia Short Term Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Small Cap Growth Fund II

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Corporate Bond Portfolio

Mortgage- and Asset-Backed Portfolio

Columbia Funds Variable Insurance Trust I

Columbia Variable Portfolio - High Income Fund

Columbia Variable Portfolio - Marsico 21st Century Fund

Columbia Variable Portfolio - Marsico Focused Equities Fund

Columbia Variable Portfolio - Marsico Growth Fund

Columbia Variable Portfolio - Marsico International Opportunities Fund

Columbia Variable Portfolio - Mid Cap Growth Fund

Columbia Funds Master Investment Trust, LLC

Columbia International Value Master Portfolio

Schedule B - Columbia Nations Funds - Fee Waivers & Suspension of Fees - June 6, 2011

Name of Fund	Fiscal Year End	Class	Fee Waiver/ Suspended Amount	Applied to	Description	Contractual/ Voluntary	Notes
Columbia Marsico 21st Century Fund	2/28	Composite		Aggregate of Combined Fund Assets	Advisory Fee Waiver	Contractual	Contractual until June 30, 2012
Columbia Marsico Focused Equities Fund	2/28	Composite	0.00%	Aggregated assets up to $18 billion	Advisory Fee Waiver	Contractual	Contractual until June 30, 2012
Columbia Marsico Growth Fund	2/28	Composite	0.05%	Aggregated assets in excess of $18 billion and up to $21 billion	Advisory Fee Waiver	Contractual	Contractual until June 30, 2012
Columbia VP - Marsico 21st Century Fund	12/31	Composite	0.10%	Aggregated assets in excess of $21 billion	Advisory Fee Waiver	Contractual	Contractual until April 30, 2012
Columbia VP - Marsico Focused Equities Fund	12/31	Composite			Advisory Fee Waiver	Contractual	Contractual until April 30, 2012
Columbia VP - Marsico Growth Fund	12/31	Composite			Advisory Fee Waiver	Contractual	Contractual until April 30, 2012
				Aggregate of Combined Fund Assets
Columbia Multi-Advisor International Equity Fund	2/28	Composite	0.00%	Aggregated assets up to $6 billion	Advisory Fee Waiver	Contractual	Contractual until June 30, 2012
Columbia Marsico International Opportunities Fund	2/28	Composite	0.05%	Aggregated assets in excess of $6 billion and up to $10 billion	Advisory Fee Waiver	Contractual	Contractual until June 30, 2012
Columbia VP - Marsico International Opportunities Fund	12/31	Composite	0.10%	Aggregated assets in excess of $10 billion	Advisory Fee Waiver	Contractual	Contractual until April 30, 2012
Columbia VP - High Income Fund	12/31	2	0.19%	Class Assets	12b-1/Dist Waiver	Voluntary
Columbia Short Term Bond Fund	3/31	C	0.44%	Class Assets	12b-1/Dist Waiver	Voluntary
			0.20%				Contractual 7/1/11-6/30/12
Columbia Large Cap Enhanced Core Fund	2/28	Composite	0.15%	Advisory Fees	Advisory Fee Waiver	Contractual	Contractual 7/1/12-6/30/13
			0.10%				Contractual 7/1/13-6/30/14
			0.05%				Contractual 7/1/14-6/30/15

Schedule C - Columbia Nations Funds Expense Caps - June 2011

RETAIL FUNDS

CAPS THAT ARE CHANGING ON 7/1/11	Fiscal Year End		A		B		C		I		R		R4	T	W		Y		Z		Single Class	Cap Effective Date	Cap Expiration Date	Extended Cap Commitment (details below)
Columbia Convertible Securities Fund	28-Feb	Old		1.15%		1.90%		1.90%		0.85%										0.90%		9/27/2010	9/30/2011
		New		1.11%		1.86%		1.86%		0.75%										0.86%		7/1/2011	6/30/2012

		Change	–	0.04%	–	0.04%	–	0.04%	–	0.10%									–	0.04%
Columbia International Value Fund	28-Feb	Old		1.60%		2.35%		2.35%		1.25%		1.85%								1.35%		voluntary	voluntary
		New		1.37%		2.12%		2.12%		0.97%		1.62%								1.12%		7/1/2011	6/30/2012

		Change	–	0.23%	–	0.23%	–	0.23%	–	0.28%	–	0.23%							–	0.23%
Columbia Large Cap Enhanced Core Fund	28-Feb	Old		0.95%						0.57%		1.20%						0.70%		0.70%		voluntary	voluntary
		New		0.95%						0.63%		1.20%						0.70%		0.70%		7/1/2011	6/30/2012

		Change		0.00%						0.06%		0.00%						0.00%		0.00%
Columbia Large Cap Value Fund	28-Feb	Old		1.25%		2.00%		2.00%		0.87%		1.50%				1.25%		1.00%		1.00%		voluntary	voluntary
		New		1.11%		1.86%		1.86%		0.75%		1.36%				1.11%		0.86%		0.86%		7/1/2011	6/30/2012

		Change	–	0.14%	–	0.14%	–	0.14%	–	0.12%	–	0.14%			–	0.14%	–	0.14%	–	0.14%
Columbia Marsico 21st Century Fund	28-Feb	Old		1.45%		2.20%		2.20%				1.70%								1.20%		voluntary	voluntary
		New		1.45%		2.20%		2.20%				1.70%								1.20%		7/1/2011	6/30/2012

		Change		0.00%		0.00%		0.00%				0.00%								0.00%
Columbia Marsico Focused Equities Fund	28-Feb	Old		1.45%		2.20%		2.20%		1.08%										1.20%		voluntary	voluntary
		New		1.45%		2.20%		2.20%		1.02%										1.20%		7/1/2011	6/30/2012

		Change		0.00%		0.00%		0.00%	–	0.06%										0.00%
Columbia Marsico Global Fund	28-Feb	Old		1.60%				2.35%				1.85%								1.35%		voluntary	voluntary
		New		1.60%				2.35%				1.85%								1.35%		7/1/2011	6/30/2012

		Change		0.00%				0.00%				0.00%								0.00%
Columbia Marsico Growth Fund	28-Feb	Old		1.45%		2.20%		2.20%		1.07%		1.70%				1.45%				1.20%		voluntary	voluntary
		New		1.29%		2.04%		2.04%		0.87%		1.54%				1.29%				1.04%		7/1/2011	6/30/2012

		Change	–	0.16%	–	0.16%	–	0.16%	–	0.20%	–	0.16%			–	0.16%			–	0.16%
Columbia Marsico International Opportunities Fund	28-Feb	Old		1.60%		2.35%		2.35%		1.21%		1.85%								1.35%		voluntary	voluntary
		New		1.60%		2.35%		2.35%		1.25%		1.85%								1.35%		7/1/2011	6/30/2012

		Change		0.00%		0.00%		0.00%		0.04%		0.00%								0.00%
Columbia Mid Cap Index Fund	28-Feb	Old		0.45%						0.19%										0.20%		voluntary	voluntary
		New		0.45%						0.19%										0.20%		7/1/2011	6/30/2012

		Change		0.00%						0.00%										0.00%
Columbia Overseas Value	28-Feb	Old								0.95%						1.40%				1.15%		voluntary	voluntary
		New								0.80%						1.25%				1.00%		7/1/2011	6/30/2012

		Change							–	0.15%					–	0.15%			–	0.15%
Columbia Small Cap Value Fund II	28-Feb	Old		1.35%		2.10%		2.10%		0.95%		1.60%								1.10%		voluntary	voluntary
		New		1.31%		2.06%		2.06%		0.90%		1.56%								1.06%		7/1/2011	6/30/2012

		Change	–	0.04%	–	0.04%	–	0.04%	–	0.05%	–	0.04%							–	0.04%
Columbia Small Cap Growth Fund II	28-Feb	Old		1.35%		2.10%		2.10%												1.10%		voluntary	voluntary
		New		1.35%		2.10%		2.10%												1.10%		7/1/2011	6/30/2012

		Change		0.00%		0.00%		0.00%												0.00%
Columbia California Intermediate Municipal Bond Fund	31-Mar	Old		0.80%		1.55%		1.55%												0.55%		voluntary	voluntary
		New		0.73%		1.48%		1.48%												0.48%		7/1/2011	7/31/2012

		Change	–	0.07%	–	0.07%	–	0.07%											–	0.07%
Columbia North Carolina Intermediate Municipal Bond Fund	31-Mar	Old		0.80%		1.55%		1.55%												0.55%		voluntary	voluntary
		New		0.79%		1.54%		1.54%												0.54%		7/1/2011	7/31/2012

		Change	–	0.01%	–	0.01%	–	0.01%											–	0.01%

Schedule C - Columbia Nations Funds Expense Caps - June 2011

CAPS THAT ARE CHANGING ON 7/1/11 (CONTINUED)	Fiscal Year End		A	B	C	I	R	R4	T	W	Y	Z	Single Class	Cap Effective Date	Cap Expiration Date	Extended Cap Commitment (details below)
Columbia Short Term Municipal Bond Fund	31-Mar	Old	0.75%	1.50%	1.50%							0.50%		voluntary	voluntary
		New	0.72%	1.47%	1.47%							0.47%		7/1/2011	7/31/2012

		Change	-0.03%	-0.03%	-0.03%							-0.03%
Columbia South Carolina Intermediate Municipal Bond Fund	31-Mar	Old	0.80%	1.55%	1.55%							0.55%		voluntary	voluntary
		New	0.79%	1.54%	1.54%							0.54%		7/1/2011	7/31/2012

		Change	-0.01%	-0.01%	-0.01%							-0.01%
Columbia Virginia Intermediate Municipal Bond Fund	31-Mar	Old	0.80%	1.55%	1.55%							0.55%		voluntary	voluntary
		New	0.79%	1.54%	1.54%							0.54%		7/1/2011	7/31/2012

		Change	-0.01%	-0.01%	-0.01%							-0.01%

																Extended Cap
	Fiscal												Single	Cap Effective	Cap Expiration	Commitment
CAPS CHANGING ON 8/1/11	Year End		A	B	C	I	R	R4	T	W	Y	Z	Class	Date	Date	(details below)
Columbia Georgia Intermediate Municipal Bond Fund	31-Mar	Old	0.80%	1.55%	1.55%							0.55%		voluntary	voluntary
		New	0.80%	1.55%	1.55%							0.55%		8/1/2011	7/31/2012

		Change	0.00%	0.00%	0.00%							0.00%
Columbia Maryland Intermediate Municipal Bond Fund	31-Mar	Old	0.80%	1.55%	1.55%							0.55%		voluntary	voluntary
		New	0.80%	1.55%	1.55%							0.55%		8/1/2011	7/31/2012

		Change	0.00%	0.00%	0.00%							0.00%

CAPS THAT ARE NOT CHANGING	Fiscal Year End		A	B	C	I	R	R4	T	W	Y	Z	Single Class	Cap Effective Date	Cap Expiration Date	Commitment (details below)
Columbia International Value Master Portfolio	28-Feb												0.90%	voluntary	voluntary
Columbia Large Cap Core Fund	28-Feb		1.16%	1.91%	1.91%	0.81%				1.16%		0.91%		3/1/2011	6/30/2012
Columbia Large Cap Index Fund	28-Feb		0.42%	1.17%								0.17%		4/30/2011	6/30/2012
Columbia Mid Cap Value Fund	28-Feb		1.19%	1.94%	1.94%	0.80%	1.44%	1.10%		1.19%	0.94%	0.94%		4/30/2011	6/30/2012
Columbia Multi-Advisor International Equity Fund	28-Feb		1.32%	2.07%	2.07%	0.94%	1.57%	1.24%		1.32%	1.07%	1.07%		4/1/2011	6/30/2012
Columbia Small Cap Index Fund	28-Feb		0.45%	1.20%				0.45%				0.20%		4/30/2011	6/30/2012
Columbia LifeGoal Balanced Growth Portfolio	31-Mar		0.51%	1.26%	1.26%		0.76%		0.56%			0.26%		5/1/2011	7/31/2012	1
Columbia LifeGoal Growth Portfolio	31-Mar		0.45%	1.20%	1.20%		0.70%	0.39%				0.20%		5/1/2011	7/31/2012	1,2
Columbia LifeGoal Income & Growth Portfolio	31-Mar		0.51%	1.26%	1.26%		0.76%					0.26%		5/1/2011	7/31/2012	1
Columbia LifeGoal Income Portfolio	31-Mar		0.51%	1.26%	1.26%							0.26%		5/1/2011	7/31/2012	1
Columbia Masters International Equity Portfolio	31-Mar		0.25%	1.00%	1.00%		0.50%					0.00%		1/11/2011	7/31/2012
Columbia Short Term Bond Fund	31-Mar		0.74%	1.49%	1.49%	0.45%	0.99%	0.75%		0.74%	0.49%	0.49%		3/1/2011	7/31/2012

FUNDS WITHOUT CAPS	Fiscal Year End		A	B	C	I	R	R4	T	W	Y	Z	Single Class	Cap Effective Date	Cap Expiration Date	Commitment (details below)
Corporate Bond Portfolio	31-Mar												No Cap
Mortgage and Asset-Backed Portfolio	31-Mar												No Cap

VARIABLE PORTFOLIOS

CAPS THAT ARE NOT CHANGING	Fiscal Year End		1	2										Cap Effective Date	Cap Expiration Date	Commitment (details below)
Columbia VP High Income Fund	31-Dec		0.60%	0.85%										voluntary	voluntary
Columbia VP Marsico Growth Fund	31-Dec		0.91%	1.16%										5/1/2011	4/30/2012
Columbia VP Marsico 21st Century Fund	31-Dec		1.05%	1.30%										5/1/2011	4/30/2012
Columbia VP Marsico Focused Equities Fund	31-Dec		1.05%	1.30%										5/1/2011	4/30/2012
Columbia VP Marsico International Opportunities Fund	31-Dec			1.45%										5/1/2011	4/30/2012
Columbia VP Mid Cap Growth Fund	31-Dec		0.90%	1.15%										3/1/2011	4/30/2012	2

EXTENDED CAP COMMITMENT DESCRIPTIONS

1.	Expense cap exclusive of advisory fee and advisory fee waiver
2.	Special merger cap